UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

SPIRE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12742	04-2457335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Patriots Park, Bedford, Massachusetts	01730-2396
(Address of principal executive offices)	(Zip Code)

(781) 275-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)           On May 20, 2010, Spire Corporation (the “Company”) held a Special Meeting in Lieu of Annual Meeting of Stockholders.  At the close of business on March 26, 2010, the voting record date, there were 8,334,688 shares of Company common stock outstanding and entitled to vote.  At the meeting, 7,142,767, or 85.7%, of the outstanding shares of common stock entitled to vote were represented by proxy or in person.

(b)           At the meeting, stockholders voted on the following:

(i)        Proposal Number 1

The number of directors was fixed at eight, leaving one vacancy.  Udo Henseler, David R. Lipinski, Mark C. Little, Roger G. Little, Michael J. Magliochetti, Guy L. Mayer and Roger W. Redmond were elected to the Board of Directors to hold office until the 2011 annual meeting of stockholders.  The results for Proposal Number 1 were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Udo Henseler	4,225,578	924,544	—	—
David R. Lipinski	4,558,884	591,238	—	—
Mark C. Little	4,225,786	924,336	—	—
Roger G. Little	4,244,504	905,618	—	—
Michael J. Magliochetti	4,243,012	907,110	—	—
Guy L. Mayer	4,229,578	920,544	—	—
Roger W. Redmond	4,560,615	589,507	—	—

(ii)        Proposal Number 2

Stockholders ratified the selection of Caturano and Company, P.C. to act as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.  The results for Proposal Number 2 were as follows:

For	Withheld	Abstained	Broker Non-Votes
6,831,806	25,557	285,404	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE CORPORATION

Date: May 24, 2010	By:	/s/ Robert S. Lieberman
Robert S. Lieberman
Chief Financial Officer & Treasurer